                  UNIVERSAL INTERNATIONAL, INC.
[LOGO]       ______________________________________________________

               5000 Winnetka Ave. N., New Hope, MN 55428
              Phone (612) 533-1169 - Toll Free (800) 634-8349
                               FAX: (612) 533-1158


NEWS RELEASE


CONTACT:   Mark Ravich
           612-533-1169

FOR IMMEDIATE RELEASE

Universal International, Inc. Announces the Sale of its Universal Asset-Based Services Inc. Subsidiary

(Minneapolis, MN) February 2, 1998 - Universal International Inc. today announced that it has closed on the sale of its 95% owned interest in Universal Asset-Based Services Inc. The purchase price of the transaction was equal to the book value of the company's assets and is not expected to create either a material profit or loss for Universal. The sale of Universal Asset-Based Services Inc. removes the last non core business from Universal. This will enable Universal to focus fully on its Only Deals and Odd's-N-Ends retail operations.

Universal International Inc. buys and sells quality "close-out" merchandise in both its Only Deals and Odd's-N-End's retail store chains. Universal International, Inc.'s shares are traded on the NASDAQ Stock Market under the symbol UNIV.